Exhibit 99

Media Contact: Marissa Travaline (609) 561-9000 ext. 4227 mtravaline@sjindustries.com Investor Contact: Dan Fidell (609) 561-9000 ext. 7027 dfidell@sjindustries.com

FOR IMMEDIATE RELEASE

SJI Declares Quarterly Dividend

FOLSOM, NJ, February 18, 2020 – SJI’s (NYSE: SJI) board of directors declared its regular dividend of $0.29500 per share for the first quarter of 2020. The dividend is payable April 2, 2020 to shareholders of record at the close of business March 18, 2020. This is SJI’s 69th consecutive year of paying dividends, reflecting the company’s commitment to a consistent, sustainable dividend.

About SJI

SJI (NYSE: SJI), an energy services holding company based in Folsom, NJ, delivers safe, reliable, affordable natural gas service to approximately 681,000 customers in New Jersey and Maryland through its three regulated natural gas utilities - South Jersey Gas, Elizabethtown Gas and Elkton Gas. SJI’s non-utility businesses within South Jersey Energy Solutions promote efficiency, clean technology and renewable energy by providing customized wholesale commodity marketing and fuel management services; and developing, owning and operating on-site energy production facilities. SJI Midstream houses the company’s interest in the PennEast Pipeline Project. Visit sjindustries.com for more information about SJI and its subsidiaries.

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